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                                                                                                           EXHIBIT 5.(a)

[LOGO OF PL&A]                 Pacific Life & Annuity Company                                              PACIFIC VALUE
                          P.O. Box 7138 . Pasadena, CA 91109-7138
                      www.PacificLifeandAnnuity.com . (800) 748-6907
                         (See instructions for mailing addresses)                           Variable Annuity Application
                                           Call (800) 748-6907 if you need assistance.                          New York

1. ANNUITANT Annuitant(s) must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle Initial, Last)                             Birth Date (mo/day/yr)                     Sex
   John R. Doe                                                 01/01/1967                                 [X]M [_]F

Street Address                                                 City, State, ZIP          SSN
   555 Main Street                                             Albany, NY 12345          ###-##-####

Solicited at: State   Complete this box for custodial-owned qualified contracts only.
                      Will not be valid for any other contract types.  Information put
 __________________   here will be used for contract and agent appointment purposes.

ADDITIONAL ANNUITANT. Not applicable for qualified contracts. Check One: [X] Joint [_] Contingent

Name (First, Middle Initial, Last)                             Birth Date (mo/day/yr)                     Sex
   Jane A. Doe                                                 01/01/1967                                 [_]M [X]F

Street Address                                                 City, State, ZIP          SSN
   555 Main Street                                             Albany, NY 12345          ###-##-####

2. OWNER If annuitant and owner are the same, it is not necessary to complete this section. Additional forms may be necessary if owner is a trust or other non-natural entity. See instruction page for more information. Check product guidelines for maximum issue age.

Name (First, Middle Initial, Last)                             Birth Date (mo/day/yr)                     Sex
                                                                 /     /                                  [_]M [_]F

Street Address                                                 City, State, ZIP          SSN/TIN


ADDITIONAL OWNER Not applicable for qualified contracts. Check One: [_] Joint [_] Contingent

Name (First, Middle Initial, Last)                             Birth Date (mo/day/yr)                     Sex
                                                                 /     /                                  [_]M [_]F

Street Address                                                 City, State, ZIP          SSN/TIN

3. BENEFICIARIES If no boxes are checked, default will be primary beneficiaries. For non-individually owned custodially held IRAs and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiaries or beneficiary information.
                         --

Name (First, Middle Initial, Last)                         [X] Primary     Relationship  SSN/TIN          Percentage
  Mary S. Doe                                              [_] Contingent  Daughter      ###-##-####      100%

Name (First, Middle Initial, Last)                         [_] Primary     Relationship  SSN/TIN          Percentage
                                                           [_] Contingent                                    %

4. CONTRACT TYPE Select ONE.                               5. INITIAL PURCHASE PAYMENT Make check payable to Pacific
                                                           Life & Annuity Company.
   [X] Non-Qualified  [_] 401(a)/2/
   [_] IRA            [_] 401(k)/2/                        5A. NON-QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of
   [_] SIMPLE IRA/1/  [_] Keogh/HR10/2/                    initial payment.
   [_] SEP-IRA        [_] TSA/403(b)/3/
   [_] Roth IRA                                            [_] 1035 exchange/estimated transfer . . . .  $_______
                                                           [X] Amount enclosed . . . . . . . . . . . . . $ 25,000

   /1/ Complete SIMPLE IRA Employer Information form.      5B. QUALIFIED CONTRACT PAYMENT TYPE Indicate the type of
   /2/ Complete Qualified Plan Disclosure form.            initial payment. If no year is indicated, contribution
   /3/ Complete TSA Certification form.                    defaults to current tax year.

                                                           [_] Transfer . . . . . . . . $________
                                                           [_] Rollover . . . . . . . . $________
                                                           [_] Contribution . . . . . . $________ for tax year _____

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6. REPLACEMENT Will the purchase of this annuity result in the replacement,            Contract Type Being Replaced
termination or change in value of any existing life insurance or annuity in this
or any other company? Yes [_] [X] No If yes, provide the information below                [_]   Life Insurance
and attach any required state replacement and/or 1035 exchange/transfer forms.            [_]   Fixed Annuity
Use the Special Requests section to provide additional insurance companies and            [_]   Variable Annuity
contract numbers.
---------------------------------------------------------  ---------------------
Insurance Company Name                                     Contract Number

---------------------------------------------------------  ---------------------

7. AVAILABLE OPTIONS

7A. DEATH BENEFIT COVERAGE Annuitant(s) must not be over age       [X]Standard Death Benefit [_] Stepped-Up Death Benefit
75 at issue for the Stepped-Up Death Benefit. If the option
is not selected, the Standard Death Benefit will apply.

7B. ELECTRONIC TRANSACTION AUTHORIZATION I will receive this privilege automatically. By checking "yes," I am authorizing and directing Pacific Life & Annuity to act on electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. [X] Yes

7C. ELECTRONIC DELIVERY AUTHORIZATION (OPTIONAL) By checking "yes," I authorize Pacific Life & Annuity to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements via U.S. mail. I understand that I must have internet access and provide my e-mail address below to use this service and there may be access fees charged by the internet service provider. [X] Yes

Email address:  JDoe@aol.com
               ----------------------

8. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete Transfers & Allocations form for rebalancing and dollar cost averaging.

   Manager:              Investment Option:                Manager:              Investment Option:

    [LOGO OF             % Blue Chip                       [LOGO OF              % Multi-Strategy
     AIM]          ------                                   OPPENHEIMER    ------
                         % Aggressive Growth                FUNDS]               % Main Street(R) Core
                   ------                                                  ------
                                                                             20  % Emerging Markets
                                                                           ------

    [LOGO OF         10  % Diversified Research            [LOGO OF              % Inflation Managed
     CAPITAL       ------                                   PIMCO]         ------
     GUARDIAN]           % Small-Cap Equity                                      % Managed Bond
                   ------                                                  ------
                         % International Large-Cap
                   ------

    [LOGO OF             % Short Duration Bond            [LOGO OF               % Small-Cap Value
     GOLDMAN       ------                                   NFJ]           ------
     SACHS               % I-Net Tollkeeper(SM)
                   ------

    [LOGO OF             % Financial Services              [LOGO OF              % Equity Income
     INVESCO]      ------                                   PUTNAM         ------
                         % Health Sciences                  INVESTMENTS]         % Research
                   ------                                                  ------
                         % Technology                                            % Equity
                   ------                                                  ------
                         % Telecommunications                                    % Aggressive Equity
                   ------                                                  ------


    [LOGO OF             % Growth LT                       [LOGO OF
      JANUS]       ------                                   SALOMON              % Large-Cap Value
                         % Focused 30                       BROTHERS]      ------
                   ------

    [LOGO OF             % Mid-Cap Value                   [LOGO OF              % Comstock
     LAZARD]       ------                                   VAN KAMPEN]    ------
                         % International Value                                   % Real Estate
                   ------                                                  ------
                                                                                 % Mid-Cap Growth
                                                                           ------

    [LOGO OF         40  % Capital Opportunities           [LOGO OF              % Money Market
     MFS]          ------                                   PACIFIC LIFE]  ------
                         % Global Growth                                         % High Yield Bond
                   ------                                                  ------
                                                                             30  % DCA Plus Fixed Option with
    [LOGO OF             % Equity Index                                    ------  a Guarantee Term of  6  months +
     MERCURY       ------                                                                              ---
     ADVISORS]           % Small-Cap Index
                   ------                                     MUST TOTAL 100% 100
                                                                             -----
+ Must complete DCA section of Transfers & Allocations form.
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9.  ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date.
Annuity date cannot be prior to the first contract anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract.

                            Annuity Date (mo/day/yr)
                                   01/01/2057

10. SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by owner(s).
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------

11. STATEMENT OF OWNER I, the Owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract") issued by Pacific Life & Annuity Company ("company"). My agent and I discussed my financial background and as a result believe this contract will meet my insurable needs and financial objectives. I have considered the appropriateness of full or partial replacement of any existing life insurance or annuity, if applicable. I understand that contract values may increase or decrease depending on the investment experience of the variable accounts. Contract values under the variable accounts are variable and are not guaranteed. I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THAT THEY ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SELECTED PORTFOLIO(S).

I have received prospectuses. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. If there are joint owners, the contract, if issued, will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

                                        ----------------------- ----------------
                                         Owner's Signature      Date (mo/day/yr)
                                            /s/ JOHN R. DOE        05/01/2003
                                        ----------------------- ----------------

-----------------------------  -------  ----------------------- ----------------
Signed at: City                State    Joint Owner's Signature Date (mo/day/yr)
 Albany                          NY         if applicable
                                            /s/ JOHN R. DOE        05/01/2003
-----------------------------  -------   ---------------------  ----------------

12. AGENT'S STATEMENT Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? [_] Yes [X] No

If yes, explain in Replacement Section. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I have discussed the appropriateness of replacement, and followed Pacific Life & Annuity's written replacement guidelines.

    ------------------------------- -------------------------- -----------------
    Soliciting Agent's Signature    Print Agent's Full Name    Agent's ID Number
           /s/ CINDY BROWN                  Cindy Brown           ###-##-####
    ------------------------------- -------------------------- -----------------

----------------------------------- -------------------------- -----------------
Agent's Phone Number                Agent's E-Mail Address     Option
          213-495-0111                                         [_] A [_]B [_] C
----------------------------------- -------------------------- -----------------

----------------------------------- ----------------------------------
Broker/Dealer's Name                Brokerage Account Number Optional.
       Brown & Associates
----------------------------------- ----------------------------------

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[PL&A LOGO]                                                          APPLICATION
                                                                    INSTRUCTIONS
                         Pacific Life & Annuity Company            Pacific Value
                    P.O. Box 7138 - Pasadena, CA 91109-7138     Variable Annuity
                 www.PacificLifeandAnnuity.com - (800) 748-6907
                                                                        New York

Section   Use these instructions when completing Pacific Value application.

1. & 2. Annuitants/Owners: Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. Consult prospectus for additional information. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, and 401(k) plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For Inherited 403(b)s, also complete and attach the appropriate Inherited IRA or Inherited TSA/403(b) Certification form. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. For Inherited IRAs, also complete and attach the appropriate Inherited IRA or Inherited TSA/403(b) Certification for and see the Inherited IRA Checklist for owner/annuitant information. For non-qualified contracts only, if owner is non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If trust is owner (other than Charitable Remainder Trust), also complete Trust Agreement Certification form. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the "Solicited at: State" box for custodial owned contracts only.

3. Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.

4.        Contract Type:  Check the type of annuity contract to be issued.
          Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each. Pacific Life & Annuity will only act as a non-designated financial institution.

5. Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $10,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only.

6. Replacement: Complete and attach a Transfer/Exchange form and any required state replacement forms.

7.        Available Options:

          7A. Death Benefit Coverage (Optional): Must be chosen at time of issue. If not marked, the option defaults to the Standard Death Benefit. Consult prospectus for charges and details.

          7B. Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life & Annuity to receive certain instructions electronically from your designee. This instruction is valid until you instruct us otherwise. Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity, and the provisions set forth in the contract's prospectus.

          7C. Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically. This instruction is valid until you instruct us otherwise.

8. Allocation Options: Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6- or 12- month guarantee term; and (b) complete the DCA section of the Transfers & Allocations form and submit with application.

9. Annuity Date (Annuity Start Date): Annuity date cannot be prior to first contract anniversary. For non-qualified contracts, if no date is chosen, annuity date is the annuitant's 90th birthday. For qualified contracts, if no date is chosen, annuity date is April 1 of the year after the year in which the annuitant reaches age 70 1/2.

10. Special Requests: Use this section to indicate special registrations, additional beneficiaries or other instructions.

11. Statement of Owner: Please read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. Indicate city and state where the application is signed.

12.       Agent's Statement: Agent must fully complete and sign this section.


Send completed application as follows:

APPLICATIONS WITH PAYMENT: Regular Mail Delivery: P.O. Box 100517, Pasadena, CA
             ----
91189-0517 Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

APPLICATIONS WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 7138, Pasadena, CA
             -------
91109-7138 Express Mail Delivery: 1111 S. Arroyo Parkway, Ste. 205, Pasadena, CA 91105

                                                                PV Instr (08/03)